KERYX BIOPHARMACEUTICALS ACQUIRES A NOVEL MARKETED DIAGNOSTIC FOR THE DETECTION OF MICROALBUMINURIA

Keryx strengthens its commitment towards the early detection and treatment of diabetic nephropathy

NEW YORK, NY/PRNewswire/[March 23, 2006] Keryx Biopharmaceuticals (Nasdaq: KERX) has entered into an agreement to acquire Accumin™, a novel, patent protected, diagnostic for the direct measurement and quantitation of total, intact urinary albumin from AusAm Biotechnologies. The purchase agreement is subject to closing, which is expected to occur on or before April 5, 2006. Pursuant to the agreement, Keryx will acquire Accumin™ in exchange for approximately 200,000 shares of Keryx common stock and a capped royalty arrangement.

Accumin™ has received 510(k) clearance for marketing from the U. S. Food and Drug Administration (FDA) and is commercially available in the United States and Europe through several reference laboratories, distributors and hospitals, including: Quest Diagnostics, Inc., Esoterix, Inc., and Specialty Laboratories.

Accumin™ identifies abnormal levels of albumin in urine from patients with kidney disease, a condition known as microalbuminuria. In patients with diabetes, the earliest clinical evidence of diabetic nephropathy, also referred to as diabetic kidney disease, is the appearance of microalbuminuria. Keryx is currently focused on developing novel therapeutics for patients with kidney disease, including those with microalbuminuria.

Accumin™ is a highly sensitive assay with the potential to identify microalbuminuria in patients that may otherwise be missed by conventional tests. Current tests measure only a portion of intact albumin that reacts with conventional antibodies, while considerable amounts of intact albumin fail to react with those antibodies. As a result, it has been shown that current urinary tests for albumin may generate a high rate of false negatives.

Dick de Zeeuw, MD, Professor and Head of the Department of Clinical Pharmacology at University Medical Center in Groningen, stated "The level of albumin in your urine is directly correlated with the risk of progressing to end-stage renal disease (ESRD). Additionally, albuminuria is widely acknowledged as an independent predictor of diabetes, stroke, myocardial infarction, kidney failure and death. Early diagnosis and treatment of patients with microalbuminuria is generally recognized as the key to preventing the complications of diabetic nephropathy. Accumin™ is an important breakthrough technology which could provide physicians with the opportunity to intervene much earlier in the disease process with treatment strategies that may delay or possibly even prevent these at-risk patients from progressing."

“We are excited to be able to make this cutting-edge technology available to physicians and their patients with the prospect of potentially bringing together this diagnostic and Sulonex™ (sulodexide oral gelcap), our product under development for the treatment of diabetic nephropathy,” commented Michael S. Weiss, Chairman and CEO of Keryx. Mr. Weiss continued, “We believe this acquisition not only enhances our presence in the renal community, but also provides us with an important opportunity to play an integral part in the broader movement to heighten awareness in the endocrinology, cardiology and primary care communities of the importance of early detection and treatment of diabetic nephropathy.”

About Keryx Biopharmaceuticals, Inc.

Keryx Biopharmaceuticals, Inc. is focused on the acquisition, development and commercialization of novel pharmaceutical products for the treatment of life-threatening diseases, including diabetes and cancer. Keryx's lead compound under development is Sulonex™, previously referred to as KRX-101, a first-in-class, oral heparinoid compound for the treatment of diabetic nephropathy, a life-threatening kidney disease caused by diabetes. Sulonex is in a pivotal Phase III and Phase IV clinical program under a Special Protocol Assessment with the Food & Drug Administration. Additionally, Keryx is developing Zerenex™, an oral, inorganic, iron-based compound that has the capacity to bind to phosphorous and form non-absorbable complexes. Zerenex is currently in Phase II clinical development for the treatment of hyperphosphatemia (elevated phosphate levels) in patients with end-stage renal disease. Keryx is also developing clinical-stage oncology compounds, including KRX-0401, a novel, first-in-class, oral modulator of Akt, a pathway associated with tumor survival and growth, and other important signal transduction pathways. KRX-0401 is currently in Phase II clinical development for multiple tumor types. Keryx also has an active in-licensing and acquisition program designed to identify and acquire additional drug candidates. Keryx is headquartered in New York City.

Cautionary Statement

Some of the statements included in this press release, particularly those anticipating the future financial performance and clinical and business prospects for Sulonex™ and Accumin™, may be "forward-looking" statements within the meaning of the Securities Act of 1933 and the Securities Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. "Forward-looking" statements contained in this  press release include the intent, belief or current expectations of the Company and its senior management team with respect to prospects of the Company's operations, profits from future operations, overall future business prospects and long term stockholder value, as well as the assumptions upon which such statements are based. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance, and that actual results may differ materially from those contemplated by such forward-looking statements. Among the factors that could cause our actual results to differ materially are the following: our ability to successfully complete the pivotal Phase 3 and Phase 4 clinical trials for Sulonex; the final results from the Sulonex pivotal Phase 3 clinical trial may not track the results of the Phase 2 clinical trial; we may not be able to meet anticipated development timelines for Sulonex due to recruitment, clinical trial results, manufacturing capabilities or other factors; our ability to successfully market Accumin™; competition from other diagnostic products currently marketed and in development for the detection of urinary albumin ; and other risk factors identified from time to time in our reports filed with the Securities and Exchange Commissions. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at http://www.keryx.com. The information in our website is not incorporated by reference into this press release and is included as an inactive textual reference only.